Exhibit 99.3

Investor Presentation MAY 2023 © 2022 Above Food Corp.

We go above. 2 © 2022 Above Food Corp. © 2022 Above Food Corp. ABOUT THIS PRESENTATION This investor presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Bite Acquisition Corp. (“BAC”) and Above Food Corp. (together with its direct and indirect subsidiaries, collectively, the “Company” or “Above Food” or “AF”). The information contained herein does not purport to be all-inclusive or necessarily contain all the information that a prospective investor may desire in investigating a prospective investment in the securities of BAC, AF or any new holding company created in connection with the proposed Business Combination (“PubCo”), and none of BAC, the Company, PubCo or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation (and any other information, whether written or oral, that has been or will be provided to you). The information contained herein is preliminary and is subject to update, completion, revision, verification and amendment without notice, and such changes may be material. Because the proposed Business Combination transaction is in a structuring phase, there may be material changes to the structure and terms prior to the offering of any securities. The attached material is provided to you on the understanding that as a sophisticated investor, you will understand and accept its inherent limitations, will not rely on it in making any investment decision with respect to any securities that may be issued, and will use it only for purpose of discussing with your advisors your preliminary interest in investing in BAC, AF or PubCo in connection with the proposed Business Combination. No statement contained herein should be considered binding on any party. This Presentation and the information contained herein (and any other information, whether written or oral, that has been or will be provided to you) constitutes confidential information, is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of BAC and the Company and is intended for the recipient hereof only. Completion of the proposed Business Combination is subject to, among other matters, approval by the Company’s and BAC’s stockholders and the satisfaction of the closing conditions to be set forth in the business combination agreement. No assurances can be given that the proposed Business Combination will be consummated on the terms or in the timeframe currently contemplated, if at all. NO OFFER OR SOLICITATION This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any security of BAC, the Company, PubCo or any of their respective affiliates. Any offer to sell securities will be made only pursuant to a definitive subscription or similar agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. No representations or warranties, express or implied are given in, or in respect of, this Presentation. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the proposed Business Combination or the accuracy or adequacy of this Presentation. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves of and observe any such restrictions. The recipient acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. FORWARD-LOOKING STATEMENTS This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, or negatives of these terms or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company and its management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political conditions, and in laws and regulations; (ii) the inability of the parties to enter into a business combination agreement with respect to the proposed Business Combination or to timely consummate the proposed Business Combination or at all, which may adversely affect the price of BAC’s securities, (iii) the failure to satisfy the conditions to the consummation of the proposed Business Combination, including the requisite approvals of BAC’s and Above Food’s stockholders, the satisfaction of the minimum available cash amount following any redemptions by BAC’s public stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement relating to the proposed Business Combination, if and when executed; (v) costs related to the proposed Business Combination and the failure to realize the anticipated benefits of the proposed Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (vi) the ability to maintain the listing of BAC’s or PubCo’s securities on a national securities exchange; (vii) the outcome of any legal proceedings that may be instituted against BAC, Above Food or PubCo related to the business combination agreement or the proposed Business Combination, (viii) risks related to the uncertainty of Above Food’s projected financial information, (ix) the ability of the combined company to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and the ability of the combined company to identify and realize additional opportunities; (x) changes in the competitive industries in which Above Food operates and variations in operating performance across competitors; (xi) the ability of Above Food to retain existing customers and attract new customers, (xii) the potential inability of Above Food to manage growth effectively, (xiii) the enforceability of Above Food’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xiv) Above Food’s dependence on senior management and other key employees; (xv) Above Food’s ability to execute its planned acquisition strategy, including to successfully integrate completed acquisitions and realize anticipated synergies; and (xvi) the ability of BAC, the Company or PubCo to issue equity or equity-linked securities in connection with the proposed Business Combination or in the future. The foregoing list of factors is not exhaustive. The recipient should carefully consider the foregoing factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of the proxy/registration statement discussed below and other documents filed by BAC or PubCo from time to time with the Securities and Exchange Commission (the “SEC”). If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither BAC nor the Company presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BAC and AF’s expectations, plans or forecasts of future events and views as of the date of this Presentation. BAC, the Company, PubCo and their respective representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing BAC’s, the Company’s, PubCo’s or any of their respective representatives’ or affiliates’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. These forward-looking statements speak only as of the date of this Presentation and none of the Company, BAC, or any of their respective representatives or affiliates have any obligation to update this Presentation. This Presentation contains preliminary information only, is subject to change at any time and is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding a potential investment in connection with the proposed Business Combination. Disclaimer

We go above. © 2022 Above Food Corp. USE OF PROJECTIONS This Presentation contains projected financial information with respect to AF, namely the Company’s projected and pro forma revenue, revenue CAGR, gross profit, Adjusted EBITDA and Adjusted EBITDA margin for the fiscal years ending January 31, 2023 and 2024. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation (and any other information, whether written or oral, that has been or will be provided to you) should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the independent auditors of BAC nor the independent registered public accounting firm of the Company audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed Business Combination, the Company and BAC expect that PubCo will file a proxy/registration statement with the SEC that will include a proxy statement of BAC and will also constitute a prospectus of PubCo. The proxy/registration statement and other relevant documents will be sent or given to the shareholders of BAC and will contain important information about the proposed Business Combination and related matters. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. BAC stockholders and other interested persons are advised to read, when available, the proxy/registration statement and other documents filed in connection with the proposed Business Combination because these materials will contain important information about the parties to the business combination agreement, the Company, BAC and the proposed Business Combination. When available, the registration/proxy statement will be mailed to BAC stockholders as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. PARTICIPANTS IN SOLICITATION BAC, the Company, PubCo and their respective directors, managers and officers may be deemed participants in the solicitation of proxies from BAC shareholders in connection with the proposed Business Combination. BAC shareholders and other interested persons may obtain more detailed information regarding the directors and officers of BAC in BAC’s annual report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, which is available free of charge at the SEC’s web site at www.sec.gov. Additional information will be available in the registration/proxy statement when it becomes available. FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES The financial information and data contained herein have been prepared on the basis of a fiscal year ending on January 31 of each year, for example fiscal year ended 2021 ended on January 31, 2021 and fiscal year ended 2022 ended on January 31, 2022, and as such may not be comparable with the financial information and data of other companies, including our competitors, who do not use the same fiscal year end. The financial information and data contained this Presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by BAC or PubCo with the SEC. There is no assurance that any such adjustments will not be material. This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and certain pro forma financial data, in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization adjusted for non-recurring items that are infrequent or abnormal to the company’s normal operations resulting from discontinued operations, extraordinary items, unusual or infrequent items, and changes resulting from changes in accounting policies/principles, and Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues. For a reconciliation of the Company's historical Adjusted EBITDA to the nearest GAAP measure, see the appendix to this Presentation. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. INDUSTRY AND MARKET DATA This Presentation has been prepared by BAC and AF and includes market data and other statistical information from third-party sources, including independent industry publications, governmental publications and other published independent sources. Some data is also based on the estimates of BAC and AF, which are derived from their review of internal sources as well as the third-party sources described above. None of BAC, the Company or any of their respective representatives or affiliates has independently verified the information and cannot guarantee its accuracy and completeness. TRADEMARKS AND TRADE NAMES BAC and AF own or have rights to various trademarks, service marks, trade names and copyrights that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with BAC or AF, or an endorsement or sponsorship by or of BAC or the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ©, TM or SM symbols, but such references are not intended to indicate, in any way, that BAC, or AF or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Disclaimer (cont’d) We go above. 3 © 2022 Above Food Corp.

We go above. © 2022 Above Food Corp. Above Food is the Regenerative Ingredient Company We operate three distinct business segments: Disruptive Ag: genetics, scaled infrastructure, proprietary ag-tech better positions us for partnerships Specialty Ingredients: 5 distinct ingredient platforms, food tech IP, owned processing facilities CPG: 6 manufacturing platforms, 120 private label and branded SKU’s, 9 differentiated brands Established global distribution of ingredients and consumer products, with customer contracts providing predictable revenue We go above. 4 © 2022 Above Food Corp.

Investment Highlights Ingredient supplier to sophisticated CPG businesses across the world; long-standing relationships based on superior performance Consumer packaged goods (CPG) and private label business function as a mechanism to understand evolving consumer trends Secured grain, seeds and pulses through our Traceability Suppliers Platform Expanding capabilities through accretive M&A strategy High growth business with positive Adj. EBITDA expected in CY 2023E Seed-to-Fork platform presents barriers to entry and enables greater control of margins and the supply chain Pioneer in regenerative farming techniques Macro tailwinds driving sizable and growing total addressable market Capability to capitalize on opportunities across the value chain We go above. 5 © 2022 Above Food Corp.

Proven Leadership Across the Value Chain



LIONEL KAMBEITZ
CO-FOUNDER
CEO
EXECUTIVE CHAIRMAN

35 years executive experience in Production Agriculture, Ag-Tech Manufacturing, Energy & Innovative Design and Inventions

5th generation farming family. Real people who know how to produce real food



TYLER WEST
CO-FOUNDER
CEO & PRESIDENT, PURELY CANADA FOODS

Previous experience in building scaled Ingredient Custody Companies across Canada & the Northern Plains of the United States

A decade of leadership experience in agri-business



MARTIN WILLIAMS
CO-FOUNDER
PRESIDENT & CHIEF INNOVATION OFFICER ABOVE FOOD BRANDS

20+ years CPG experience in Innovation, Marketing, Operations and Product Development

12 years advising Fortune 500 CPG companies on Innovation and GTM Strategy



JASON ZHAO
CHIEF FINANCIAL OFFICER

20+ years experience in Corporate Finance, Public Practice Accounting, and Business Valuating

Jason is a Chartered Professional Accountant and has a Chartered Business Valuators designation



DONATO SFERRA
CO-FOUNDER
CHIEF CORPORATE DEVELOPMENT OFFICER
EXEC VP

20+ years experience in Finance, Investment Banking, and Financial Corporate Development

Has guided dozens of companies in nascent industries to public markets as an investment banker and venture investor

6

© 2022 Above Food Corp.

Sponsor and Strategic Investors Overview

OVERVIEW AND HIGHLIGHTS

Bite Acquisition Corporation ("Bite") is a Special Purpose Acquisition Company ("SPAC"), or blank-check vehicle, incorporated with the intent of effecting a merger with a private company, aligned with its thesis and with strong enough merits to maximize value to its different stakeholders. Bite listed its shares publicly with the New York Stock Exchange, in February of 2021, raising US$200mm. Bite's current Funds in Trust are $30mm.

SPONSOR & STRATEGIC INVESTORS TRACK RECORD

Bite | Lexington* CAPITAL | GrupoVida

The Sponsor team and the group of Strategic Investors are comprised of seasoned Wall Street and Main Street veterans alike, bringing meaningful work experience in some of the most prolific companies in the world, and including the market leading ingredient and consumer goods operator in the Mexican market.

MANAGEMENT TEAM & STRATEGIC INVESTORS BIOS



Alberto Ardura

Chief Executive Officer and Chairman of the Board – Bite

Alberto has over 35 years of experience on different Corporate Finance, Capital Markets and Client Coverage roles across Latin America, including former Head of Latin America Capital Markets and Corporate Finance at Deutsche Bank, Nomura Securities (both NYC based), and CEO of Merrill Lynch Mexico.

Bite | Deutsche Bank | MERRILL | NOMURA



Agustin Tristan

Chief Executive Officer – Lexington Capital* (Strategic Investor)

Agustin has started and run 10+ companies throughout his 15+ years of experience and has made several investments in Food & Agriculture, Water and Real Estate. He also worked with Goldman Sachs for five years in the New York office. Agustin holds a Bachelors in Industrial Engineering and an MBA from the University of Alabama.

Goldman Sachs | Lexington CAPITAL



Felipe Gómez

Chief Executive Officer – Grupo Vida (Strategic Investor)

Felipe has more than 25 years of experience at Grupo Vida, one of the largest oat companies in the Americas. From 2012-2014, he served as President of the Board at the Chamber of the Food Industry of Jalisco (CIAJ), supporting several companies in the food sector. Felipe holds an MBA from Instituto Tecnológico Autónomo de México (ITAM).

GrupoVida

Note: Please refer to the Appendix for a full list of the Management Team and Advisory Board of Bite.
*Investor role only.

ABOVE FOOD We go above. 7
© 2022 Above Food Corp.

Attractive Market Opportunity We go above. 8 © 2022 Above Food Corp.

Above Food is Well Positioned to Take Advantage of Macro Tailwinds

Food Insecurity


~800M people still go hungry, with this number only increasing[1]

Supply Chain Disruptions


~25M Tons of grain were stuck in port in Ukraine[2]

ESG & Sustainability


Animal-based protein generates over 9x more GHG than plant-based protein[3]

Plant-Based Adoption


52% of consumers are eating more plant-based foods motivated by their health and the planet's health[4]

1. Source: Actionagainsthunger.org, 2022
2. Source: Fortune, 2022
3. Source: Source: University of Michigan, 2018; compares GHG impact of a 0.25lb beef patty vs. a 0.25lb Beyond Meat patty.
4. Source: Mielsen, 2021

ABOVE FOOD We go above.

9

© 2022 Above Food Corp.

$200B+ Opportunity Established market expected to grow across categories Plant-Based Dairy Alternatives $54B Plant-Based Pet Food $26B Plant-Based Snacking $59B Sizable, Global Addressable Market Plant Protein Ingredients $15B 7% CAGR 2020-2027 Whole Grains $58B 7% CAGR 2022-2026 13% CAGR 2021-2028 9% CAGR 2022-2026 9% CAGR 2022-2032 1 We go above. 10 © 2022 Above Food Corp. Note: All values in USD. 1. Total market opportunity calculated from a combination of the below sources: Plant-Based Pet Food: Future Market Insights Whole Grains: Strategyr Plant Protein Ingredients: Market Research Future Plant-Based Dairy: Fortune Business Insights Plant-Based Snacks: Industry Arc

Above’s Seed-to-Fork Platform Delivers Traceability and Supply Certainty Specialty Ingredients Processing Platform 13% FY 2024E GROSS MARGIN Disruptive Ag Distribution 6% FY 2024E GROSS MARGIN 1 1 Private Label & Branded Consumer Products 31% FY 2024E GROSS MARGIN 4 PATENTED TECHNOLOGIES 5 INGREDIENT PLATFORMS 260 INGREDIENT CUSTOMERS 10 MANUFACTURING PLATFORMS 29 COUNTRIES IN DISTRIBUTION 17 PRODUCT PLATFORMS 300K METRIC TONNES PER YEAR 300 INGREDIENT CUSTOMERS 6 MANUFACTURING PLATFORMS 9 CONSUMER BRANDS 35K POINTS OF DISTRIBUTION 29 COUNTRIES IN DISTRIBUTION Asset base & regenerative agricultural practices enable custody of plant proteins at scale Proprietary food technology creates differentiated formulations & products Private label product portfolio and 9 consumer brands 1,2 3 We go above. 11 1. Based on management model and forecast for FY 2024; fiscal year end January 31 and figures include organic growth and closed acquisitions only. 2. Includes Atlantic Natural Foods, Inc. (ANF) gross margin forecast from management model. © 2022 Above Food Corp. 3. One with full patent protection and three with provisional patent protection.

Vertically Integrated ✓ ✓ ✓ ✓ Seed-to-Fork Traceability ✓ ✓ Physical Assets in Place for Supply Certainty & Chain of Custody ✓ ✓ ✓ ✓ ✓ Regenerative Supply Chain ✓ ✓ Proprietary Food Technology Leveraged to Create Optimized Specialty Ingredients ✓ ✓ ✓ ✓ ✓ ✓ Differentiated House of Brands ✓ ✓ ✓ ✓ Genetics Program ✓ ✓ ✓ Positive Adj. EBITDA (FY 2023E) ✓ ✓ ✓ ✓ Above Food Commands a Differentiated, Defensible Moat Vertically integrated innovation platform drives superior products and business model Specialty Ingredients Plant Based Consumer Products Commodity Processors We go above. 12 Source: Company Websites and Filings, CapitalIQ median consensus estimates © 2022 Above Food Corp.

Rapidly Expanding Business On Track to Achieve Positive Adjusted EBITDA this Fiscal Year 62% CAGR $39 $180 $110 $4 $57 $92 $73 $40 Annual Revenue by Division (USD $ millions)1. FYE Jan 31 $191 $252 $148 $294 $482 $113 3 2 Underlying unit economics expected to drive profitability in the core business Significant operating leverage to enable margin expansion Core assets capable of driving ~$650M USD in revenue with maintenance Capex only Shift of revenue mix to higher value, higher margin business segments and product platforms Expected to be Adjusted EBITDA positive in FY 2023E We go above. 13 FY 2023E* FY 2024E Disruptive Ag FY 2021A FY 2022A Specialty Ingredients CPG Source: Management Model and Forecast as of April 18, 2023. Notes: Fiscal year ended January 31st of year noted. FY 2021 - FY 2023 include actual results for acquisitions closed 2020 -2023. *FY 2023 audit work in process; subject to confirmation of final review. 1. Converted from C$ to US$ at 0.7466x. 2. Includes $700 of other revenue, ($4) mm of eliminations and $0.1 mm of adjustments. 3. Includes Atlantic Natural Foods, Inc. (ANF) revenue. © 2022 Above Food Corp.

Suitable Combination of Ag-Tech Capabilities Optimal Geographic Location for Quality Grains Traceability System from Seed-to-Fork Tracking Distinct Attributes Scaled Asset Base Purpose Built for Traceability and Supply Certitude Regenerative Production IP Better Positions Us for Large Scale Farming Partnerships We go above. 14 © 2022 Above Food Corp.

Purpose Built Assets with Operating Leverage PORT LAJORD* AVONLEA KINDERSLEY RAIL FLEET Low maintenance Capex 179 discreet separations for enshrining and protecting the identity of primary ingredients Owned assets enable value-add processing and margin expansion Utilizing 300+1 railcars for point-to-delivery surety and enhanced margins 21,000 ft of rail spur for greater control and storage of fleet We go above. 15 © 2022 Above Food Corp. *Lease-to-own arrangement to acquire asset for $35M CAD, which is below fair market value of $55M CAD per latest appraisal 1. 100+ railcars owned.

Food-Tech & Sophisticated Commercial Capabilities Cost Effective Private Label Manufacturing and Distribution Three Distinct Supply Chains with Valuable Certifications Proprietary Ingredient Production Platforms Differentiated Branded Consumer Products and Scaled Distribution We go above. 16 © 2022 Above Food Corp.

Specialty Ingredient Production Technologies Enable Margin Expansion GF MILLING RETORT PROCESSING 4 Patented Genetic Strains1 Oat Ingredient Hydrolization Preparation Jet Milling Oat Liquid Production* GF & Precision Milling Extrusion of Texturized Protein, High Moisture Meat Analogue Retort Thermal Processing Plant-Based Dairy Fermentation Plant-Based Cheese & Butter Production HYDRO MILLING EXTRUSION We go above. 17 *Scheduled to be commissioned in Q2 FY 2025 1. One with full patent protection and three with provisional patent protection. © 2022 Above Food Corp.

Simple Meals Platform Specialty Grains & Snacks Platform Alt-Dairy Platform Differentiated Consumer Product Platforms Enable Further Margin Expansion Six owned manufacturing platforms, nine brands, and 120 unique product formulations We go above. 18 © 2022 Above Food Corp.

We go above. 19 © 2022 Above Food Corp. 2016 2018 2020 2021 2022 • Founded Purely Canada Food Corp focused on Disruptive Ag • Strengthened the management team for growth • Significant revenue growth • Strengthened corporate governance • Created “Above Food Corp.” as parent co. • Acquired additional terminal and merchandising supply chain assets ACQUIRED • Acquired additional ag-tech and Ingredient manufacturing assets KINDERSLEY AVONLEA ESTABLISHED ESTABLISHED ACQUIRED DISCOVERY SEED LAB ORGANIC GROWTH INORGANIC GROWTH 2023 • Acquired additional consumer product manufacturing capabilities ACQUIRED Main Achievements | Company Timeline

Adjusted EBITDA Positive with Accretive M&A Opportunities

USD ($M)[1]				
FYE Jan 31	FY 2021A	FY 2022A	FY 2023E*	FY 2024E
Disruptive Ag	$40	$57	$180[3]	$191
Specialty Ingredients	$73	$92	$110	$252
CPG	$0	$0	$4	$15
Recently Completed Acquisition (ANF)				$24
Total Revenue	$113	$148	$294	$482
Revenue Growth	*n.a.*[2]	*32%*	*98%*	*64%*
Total Gross Profit	$4	$8	$11	$55
Gross Profit Margin	*4%*	*5%*	*4%*	*11%*
Total OpEx	$3	$9	$15	$33
Adj. EBITDA	$1	$1	$1	$23
Adj. EBITDA Margin	*1%*	*1%*	*1%*	*5%*

Revenue Composition FY2023E


CPG
2%
Specialty
Ingredients
37%
Disruptive
Ag
61%

Revenue Composition FY2024E


CPG[4]
8%
Disruptive
Ag
40%
Specialty
Ingredients
52%

Source: Source: Management Model and Forecast as of April 18, 2023. Notes: Fiscal year ended January 31st of year noted. FY 2021 - FY 2023 include actual results for acquisitions closed 2020 -2023.

*FY 2023 audit work in process; subject to confirmation of final review.

1. Converted from C$ to US$ at 0.7466x.
2. Unable to calculate growth rate from FY2020A due to change in year end.
3. Includes $700 of other revenue, ($4) mm of eliminations and $0.1 mm of adjustments.
4. Includes ANF revenue.

ABOVE FOOD We go above. 20

© 2022 Above Food Corp.

Above Food Growth Algorithm

ORGANIC REVENUE

Driving significant organic revenue growth FY 2021A - FY 2024E

- ~39% organic revenue CAGR in Specialty Ingredients and Disruptive Ag collectively from FY 2021A - FY 2024E
- **Potential to more than triple revenue with existing infrastructure**

MARGIN EXPANSION

Expected to drive margin expansion FY 2021A - FY 2024E

- Shifting revenue mix to higher margin platforms, coupled with asset base, IP and processing, enables margin expansion
- Scaled advantage across Specialty Ingredients entering model in FY 2024E with 30%+ gross margin in select business lines (CPG & ANF businesses)
- **Underlying unit economics expected to drive profitability with operating leverage to further expand**

INORGANIC REVENUE

M&A pipeline driving value and capability acceleration

- **Robust pipeline of synergistic opportunities** to:
  - Accelerate growth
  - Expand margins
  - Broaden distribution
  - Expand IP portfolio
  - Realize synergies

ABOVE FOOD We go above.

21

Source: Source: Management Model and Forecast as of April 18, 2023.
Notes: Fiscal year ended January 31st of year noted.
FY 2021 - FY 2024 include actual results for acquisitions closed 2020 - 2023.

© 2022 Above Food Corp.

Transaction Overview We go above. 22 © 2022 Above Food Corp.

Transaction Overview

TRANSACTION OVERVIEW

- US$34M of cash to balance sheet will go towards executing Above Food's ("AF") business plan and roll-up strategy[1,2]
  - **Bite expects to raise US$25M via a common equity PIPE prior to transaction closing**
- Existing shareholders of Above Food to own ~70% of the PF company[3]
- Transaction expected to close in second half of 2023

SOURCES & USES (USD $M)

Sources	
Existing AF Shareholders	$206
Bite Trust[1]	10
PIPE Equity[2]	25
Strategic Investors[6]	9
Total Sources	**$250**

Uses	
Existing AF Shareholders	$206
Cash to Balance Sheet	34
Est. Transaction Expenses	10
Total Uses	**$250**

IILLUSTRATIVE PRO FORMA CAPITALIZATION

All Values in USD ($M)	
Total Shares Outstanding[3]	29.6
Share Price	$10.00
Pro Forma Equity Market Capitalization	$296
(+) Debt [4]	58
(-) Cash [5]	35
Pro Forma Enterprise Value	**$319**

IILLUSTRATIVE PRO FORMA OWNERSHIP[3]


Strategic Investors[6] 3%
Bite Public Shareholders[1] 3%
PIPE Investors[2] 8%
Sponsor 16%
Existing Above Food Shareholders 70%

ABOVE FOOD We go above.

1. Assumes ~67% redemptions of current $30M in trust by Bite public shareholders.
2. Assumes $25mm PIPE equity to be raised prior to transaction closing.
3. Based on total number of common shares outstanding at close of the proposed Business Combination. Analysis excludes impact of 1.1M sponsor earnout shares and ~6.1M seller earnout shares vesting in two equal tranches with first tranche vesting at $12.50 or if FY 2024 EBITDA is greater than or equal to $21.2M and second tranche vesting at $15.00 or if FY2025 EBITDA is greater than or equal to $32.9M. Also excludes impact of a post-closing, equity incentive plan, 10M public warrants to be outstanding at closing with a strike price of $11.50 per share, ~0.4M private warrants to be outstanding at closing with a strike price of $11.50 per share, and ~2.5M additional warrants to be outstanding at closing with a strike price of $13.48.
4. Includes $58.1M of pre-existing Above Food debt as of 31-Jan-23; converted from C$ to US$ at 0.7466x.
5. Includes $1.2M of pre-existing Above Food cash as of 31-Jan-23; converted from C$ to US$ at 0.7466x.
6. Reflects $9M convertible bridge financing that converts to equity at transaction closing.

© 2022 Above Food Corp.

Above Food is Trading at a Discount to its Peers

		CY'22A – CY'23E Revenue Growth	EV / CY'23 Revenue	EV / CY'23 Adj. EBITDA	EV / EBITDA Precedent Transactions*	
ABOVE FOOD™		64.10%[1]	0.66x[2]	13.66x[2]		
High Growth CPG	✓ Higher growth and margin businesses ✓ Disrupting large consumer categories ✓ Fostering and developing community of enthusiast consumers ✓ Large, growing TAM ✗ Not all are vertically integrated	5.82%	2.36x	15.93x	18.80x	Beyond Meat, Bellring Brands, Hain Celestial, Oatly, Simply Good Foods, Tattooed Chef
Ingredients (Specialty and Basic)	✓ Positive margin businesses ✓ Most are vertically integrated with established physical assets in place ✓ Proprietary food and ingredient technology ✗ Lower growth ✗ Different end markets	4.67%	1.90x	12.65x	14.00x	Specialty Ingredients: Balchem, Corbion, DSM, Givaudan, IFF, Kerry, Sensient, Symrise, Tate & Lyle; Basic Ingredients: ADM, Benson Hill, Bunge, Darling, Greenfield, Ingredion

Source: Management Model and Forecast as of April 18, 2023, CapitalIQ; public data as of April 27, 2023.
Note: peer metrics are calendarized and represent median consensus estimates; ANF acquisition incorporated beginning in Above Food's FQ1 2024.

*Further detail provided in appendix; multiples represent medians.
1. Represents revenue growth from FY2023E to FY2024E.
2. Above Food figures reflect FY 2024E ending January 31, 2024.

ABOVE FOOD We go above. 24

© 2022 Above Food Corp.

Investment Highlights Ingredient supplier to sophisticated CPG businesses across the world; long-standing relationships based on superior performance Consumer packaged goods (CPG) and private label business function as a mechanism to understand evolving consumer trends Secured grain, seeds and pulses through our Traceability Suppliers Platform Expanding capabilities through accretive M&A strategy High growth business with positive Adj. EBITDA expected in CY 2023E Seed-to-Fork platform presents barriers to entry and enables greater control of margins and the supply chain Pioneer in regenerative farming techniques Macro tailwinds driving sizable and growing total addressable market Capability to capitalize on opportunities across the value chain We go above. 25 © 2022 Above Food Corp.

© 2022 Above Food Corp. The Disruptive Ingredient Company

Appendix We go above. 27 © 2022 Above Food Corp.

r EV / CY2023E Revenue High Growth CPG Specialty Ingredients EV / CY2023E Adj. EBITDA Ingredients Basic Ingredients High Growth CPG Specialty Ingredients Ingredients Basic Ingredients We go above. 28 © 2022 Above Food Corp. Public Valuation Benchmarking 1 1 Source: Management Model and Forecast as of April 18, 2023, CapitalIQ; public data as of April 27, 2023. Note: peer metrics are calendarized and represent median consensus estimates; ANF acquisition incorporated beginning in Above Food’s FQ1 2024. 1. Above Food figures reflect FY 2024E ending January 31, 2024. 13.66x 18.04x 15.93x 12.19x NM NM NM 21.82x 21.55x 20.08x 17.50x 15.53x 14.93x 14.05x 13.12x 11.16x 10.27x 12.19x 8.75x 8.39x 7.06x 6.64x 6.10x NM Median: 15.93x Median: 15.23x Overall Ingredients Median: 12.65x Median: 7.72x 0.66x 4.39x 3.48x 3.14x 1.57x 1.29x 0.55x 7.50x 4.54x 4.53x 3.51x 2.80x 2.49x 2.19x 2.05x 1.90x 1.52x 1.83x 1.03x 0.91x 0.70x 0.53x 0.48x 0.29x Median: 2.36x Median: 2.65x Median: 0.70x Overall Ingredients Median: 1.90x

Public Operational Benchmarking

in USD ($M)	Revenue		Adj. EBITDA		CY22A/E - CY23E Growth
Company	CY22A/E	CY23E	CY22A/E	CY23E	Revenue
High Growth CPG					
The Hain Celestial Group, Inc.	$1,853.51	$1,888.03	$179.88	$199.65	1.86%
BellRing Brands, Inc.	$1,427.70	$1,664.24	$296.50	$320.63	16.57%
The Simply Good Foods Company	$1,188.29	$1,261.66	$229.19	$248.56	6.17%
Oatly Group AB	$722.24	$886.45	($267.92)	($139.02)	22.74%
Beyond Meat, Inc.	$418.93	$388.40	($278.02)	($158.24)	(7.29%)
Tattooed Chef, Inc.	$234.00	$246.77	($85.65)	($51.71)	5.46%
Median	**$955.26**	**$1,074.06**	**$47.12**	**$73.97**	**5.82%**
Mean	**$974.11**	**$1,055.93**	**$12.33**	**$69.98**	**7.59%**
Ingredients					
Specialty Ingredients					
Koninklijke DSM N.V.	$9,247.22	$9,678.72	$1,537.53	$1,513.71	4.67%
International Flavors & Fragrances Inc.	$12,220.00	$12,456.02	$2,412.50	$2,340.60	1.93%
Kerry Group plc	$9,804.07	$9,619.97	$1,381.50	$1,358.83	(1.88%)
Givaudan SA	$7,951.96	$8,155.31	$1,649.16	$1,696.09	2.56%
Symrise AG	$5,090.35	$5,405.48	$1,016.20	$1,082.83	6.19%
Tate & Lyle plc	$2,107.32	$2,322.48	$395.87	$429.56	10.21%
Corbion N.V.	$1,606.86	$1,662.07	$203.24	$225.95	3.44%
Sensient Technologies Corporation	$1,437.04	$1,516.15	$262.82	$268.31	5.51%
Chr. Hansen Holding A/S	$1,387.96	$1,499.26	$492.12	$521.88	8.02%
Balchem Corporation	$942.36	$990.71	$216.09	$223.52	5.13%
Median	**$3,598.84**	**$3,863.98**	**$754.16**	**$802.35**	**4.90%**
Mean	**$5,179.51**	**$5,330.62**	**$956.70**	**$966.13**	**4.58%**
Basic Ingredients					
Archer-Daniels-Midland Company	$101,556.00	$100,410.95	$6,830.00	$6,060.65	(1.13%)
Bunge Limited	$67,232.00	$63,002.40	$3,216.62	$3,001.83	(6.29%)
Ingredion Incorporated	$7,946.00	$9,114.39	$1,002.00	$1,115.50	14.70%
Darling Ingredients Inc.	$6,532.20	$7,127.00	$1,540.97	$1,850.14	9.11%
Green Plains Inc.	$3,662.85	$3,426.50	($0.82)	$195.80	(6.45%)
Whole Earth Brands, Inc.	$538.27	$555.40	$79.20	$76.20	3.18%
Benson Hill, Inc.	$381.23	$401.23	($102.17)	($68.30)	5.24%
Median	**$6,532.20**	**$7,127.00**	**$1,002.00**	**$1,115.50**	**3.18%**
Mean	**$26,835.51**	**$26,291.12**	**$1,795.11**	**$1,747.40**	**2.62%**
Median (Overall Ingredients)	**$5,090.35**	**$5,405.48**	**$1,002.00**	**$1,082.83**	**4.67%**
Mean (Overall Ingredients)	**$14,096.69**	**$13,961.41**	**$1,301.93**	**$1,287.83**	**3.77%**
Overall Median	**$1,853.51**	**$1,888.03**	**$296.50**	**$320.63**	**5.13%**
Overall Mean	**$10,673.41**	**$10,594.76**	**$965.51**	**$970.13**	**4.77%**
Above Food[1]	**$293.71**	**$481.96**	**$1.50**	**$23.33**	**64.10%[2]**

Source: Management Model and Forecast as of April 18, 2023, CapitalIQ; public data as of April 27, 2023.
Note: peer metrics are calendarized and represent median consensus estimates

ANF acquisition incorporated beginning in Above Food's FQ1 2024.

1. Above Food figures reflect FY 2023E and FY 2024E ending January 31, 2023 and January 31, 2024.
2. Represents revenue growth from FY2023E to FY2024E.

ABOVE FOOD We go above.
29

© 2022 Above Food Corp.

Precedent Transactions

High Growth CPG					
Date	**Target**	**Acquirer**	**EV (USD $M)**	**EV / Revenue**	**EV / EBITDA**
Nov-21	Dot's Pretzels & Pretzels Inc.	Hershey	$1,220	4.4x	17.8x
Jun-21	Lily's Confectionary Brand	Hershey	$425	3.9x	n.a.
Nov-20	Cholula Hot Sauce	McCormick	$800	8.3x	25.0x
Jan-19	Primal Nutrition	Kraft Heinz	$200	4.0x	n.a.
Dec-17	Amplify Snack Brands	Hershey	$1,600	4.3x	18.8x
Oct-17	Chicago Bar Company (RXBAR)	Kellogg	$600	5.0x	n.a.
Jul-17	Daiya Foods	Otsuka Pharmaceutical	$319	4.5x	n.a.
Jul-17	Pacific Foods	Campbell Soup Company	$689	3.1x	n.a.
Nov-16	Bai Brands	Dr Pepper Snapple Group	$1,649	3.9x	n.a.
Jan-16	Krave Pure Foods	Hershey	$225	6.4x	n.a.
Median			**$645**	**4.4x**	**18.8x**
Mean			**$773**	**4.8x**	**20.5x**

Ingredients					
Date	**Target**	**Acquirer**	**EV (USD $M)**	**EV / Revenue**	**EV / EBITDA**
Jan-23	Kerry Group (Sweet Ingredients)	IRCA	$536	1.2x	12.2x
Dec-22	IFF (Savory Solutions)	PAI Holdings	$900	1.9x	14.0x
Oct-22	Denali Ingredients	Orkla Food Ingredients	$200	2.0x	13.9x
Jun-21	Niacet	Kerry Group	$1,015	4.6x	15.4x
Apr-21	Olde Thompson	Olam Food Ingredients	$950	n.a.	11.5x
Dec-20	FONA International	McCormick	$710	6.2x	23.5x
Jun-20	Erber Group	DSM	$1,103	3.0x	14.0x
Apr-20	Les Derives Resiniques Et Terpeniques SA	Firmenich Productions Participations SAS	$1,858	3.1x	17.2x
Oct-19	Innophos	One Rock Capital Partners	$932	1.2x	12.1x
Median			**$932**	**2.5x**	**14.0x**
Mean			**$912**	**2.9x**	**14.9x**

ABOVE FOOD We go above.
30

Source: press releases, Company filings, MergerMarket, FactSet, CapitalIQ, street research & publications
Note: transaction metrics announced in foreign currency have been converted in USD at applicable spot rate as of the date of announcement.

© 2022 Above Food Corp.

Reconciliation of Adjusted EBITDA

USD[1]			
FYE Jan 31	FY2021A	FY2022A	FY2023E*
Net Income (Loss)	$440,784	($4,313,286)	($8,153,591)
Add: Income Tax	$92,503	($70,993)	$2,869,740
Add: Interest Expense	$305,598	$1,557,612	$3,252,184
Add: Depreciation & Amortization	$114,561	$1,019,911	$1,988,507
EBITDA	$953,446	($1,806,756)	($43,160)
Adjustments			
Non-Cash Items			
Gain on Debt Extinguishment			($13,069,832)
M2M Adjustments		$2,870,814	$3,345,506
FX Adjustments		($1,685,612)	$5,497,986
Inventory Adjustment		$497,034	$248,517
Non-Recurring Items			
Accounting, Consulting, Advertising, Legal and Subcontractor Fees		$987,853	$1,387,262
R&D, Other Product Development Fees & Testing Costs		$555,036	$292,527
Accounting Policy Change			$1,439,863
Travel & Entertainment			$74,089
IT Services and Other SG&A			$413,303
Inventory Damage and Impairment			$114,359
Expenses from Discontinued Operations			$863,715
Brand Consolidation Development			$123,416
Culcherd Restructuring			$251,137
Recoverable Storage Expense			$260,788
One-time Oat Program Implementation Costs			$298,151
Total Adjustments	–	$3,225,125	$1,540,788
Adjusted EBITDA	$953,446	$1,418,370	$1,497,628

ABOVE FOOD
We go above.
31

Source: Management Model and Forecast as of April 18, 2023.
Notes: Fiscal year ended January 31st of year noted.
FY 2021 - FY 2023 include actual results for acquisitions closed 2020 - 2023.

*FY 2023 audit work in process; subject to confirmation of final review.

1. Converted from C$ to US$ at 0.7466x.

© 2022 Above Food Corp.

We go above. © 2022 Above Food Corp. Julia Stewart Independent Director Former Chair & CEO of Dine Brands Global, where she led the acquisition of Applebee's, combined with IHOP, to create the largest sit-down restaurant chain in the world. With over 40 years of experience, Julia has built numerous, profitable brands. Today, she is Founder, Chair and CEO of Alurx, Inc., an all-in-one wellness company. One of Fortune Magazine's 50 Most Powerful Women in the U.S. Joseph Essa Independent Director CEO of MKM Hospitality Group and board member of the National Restaurant Association and Good Planet Foods. Former President and CEO of the Thomas Keller Restaurant Group. Recognized restaurant CEO in the U.S. with more than two decades experience as a founder, investor, operator and executive Perry Miele Advisor to the Board of Directors Perry currently serves as the President & CEO of Nestlé Professional – USA. He leads a world-class team of foodservice professionals including executive chefs, direct sales, marketing, product development, technical & manufacturing and all the supporting teams who share the Nestlé commitment to excellence. Perry is on the Executive Board of Directors and held the position of Chairman for the International Foodservice Manufacturers Association (IFMA). He is also on the Executive Board of Directors at the National Restaurant Association Alberto Ardura Chief Executive Officer and Chairman of the Board Current Board Member of Coscomate Hospitality Group. Over 35 years of experience in Corporate Finance and Capital Markets across Latin America. Previously, CEO for Merrill Lynch Mexico; Head of Capital Markets and Client Coverage and Vice Chair of Corporate Finance for Latin America at Deutsche Bank/NY; Head of Nomura Latin America Investment Bank 32 BITE Management and Strategic Advisors Overview

We go above. © 2022 Above Food Corp. Jesus O. Lanza Independent Director Founder and CEO of Lottus Education, one of the largest private education platforms in Latin America. Previous experience in Special Situations Group Distressed Assets at Cerberus Capital Management, Investment Banking Division – M&A LatAm at Goldman Sachs & Co. Mr. Lanza Losa graduated from Universidad de Oviedo with a B.A. in Business Administration, and holds a Masters in Finance degree from London Business School Luis Doporto Board Member Current CEO and Chairman of the Board of Directors of Casa Marzam, Founder of Doporto Prime Capital and Guacamolito / Golden Stone. More than 20 years of experience leading specialized teams in corporate practice, domestic and international M&A, brand building and corporate strategies in pharmaceutical, agro-industrial and food and beverage sectors Jose l. Guerrero CFO Current CEO of PMCE and Managing Partner of Gueca Capital. More than 15 years of experience as an executive, with previous experience as the CFO of Grupo Aeroportuario del Centro Norte. Mr. Guerrero holds an undergraduate degree in chemical engineering from the Universidad Iberoamericana, and an MBA from the Harvard Business School 33 BITE Management and Strategic Advisors Overview (cont’d)